Exhibit 23.7

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated August 15, 1997, April 25, 1997 and September 12, 1997, for Security Archives of Minnesota, Wellington Financial Services, Inc. and Data Securities International, Inc., respectively, included in Iron Mountain Incorporated's Form 8-K filed with the Securities and Exchange Commission on October 30, 1997, and to all references to our Firm included in this registration statement.

                                            /s/ Arthur Andersen LLP

Minneapolis, Minnesota
Detroit, Michigan
San Jose, California
November 13, 1998